PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	April 29,	May 1,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$14,371	$(1,449)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	44,135	46,467
Consolidation, restructuring, and related charges	262	-
Debt extinguishment loss	-	23,504
Changes in assets and liabilities and other	3,631	(4,532)

Net cash provided by operating activities	62,399	63,990

Cash flows from investing activities:
Purchases of property, plant and equipment	(67,626)	(39,254)
Investment in joint venture	(5,899)	(8,498)
Other	(1,600)	(250)

Net cash used in investing activities	(75,125)	(48,002)

Cash flows from financing activities:
Proceeds from long-term borrowings	25,000	17,000
Proceeds from issuance of convertible debt	-	115,000
Repayments of long-term borrowings	(2,343)	(60,303)
Payments of deferred financing fees	(198)	(4,145)
Repurchase of common stock by subsidiary	(7,577)	(3,294)
Proceeds from exercise of share-based arrangements	431	356

Net cash provided by financing activities	15,313	64,614

Effect of exchange rate changes on cash	(555)	6,565

Net increase in cash and cash equivalents	2,032	87,167
Cash and cash equivalents, beginning of period	189,928	98,945

Cash and cash equivalents, end of period	$191,960	$186,112